Contract #: 800361


                                  SERVICE AGREEMENT
                                FOR RATE SCHEDULE CDS

               This Service Agreement, made and entered into this 1 day of December, 1993, by and between TEXAS EASTERN TRANSMISSION CORPORATION, a Delaware Corporation (herein called "Pipeline") and ELIZABETHTOWN GAS COMPANY (herein called "Customer", whether one or more),

                                 W I T N E S S E T H:

               WHEREAS, the Federal Energy Regulatory Commission required Pipeline to restructure Pipeline's services to reflect compliance with Order Nos. 636, 636-A, and 636-B (collectively hereinafter referred to as "Order No. 636"); and

               WHEREAS, by order issued January 13, 1993 (62 FERC P61,015) and order issued April 22, 1993 (63 FERC P61,100), the Federal Energy Regulatory Commission accepted Pipeline's revised tariff sheets filed in compliance with Order No. 636 to become effective June 1, 1993, subject to certain conditions set forth in the April 22, 1993 order; and

               WHEREAS, CNG Tranmission Corporation ("CNG") made its final Order No. 636 service elections on May 3, 1993 pursuant to the April 22, 1993 order and Pipeline filed revised tariff sheets to become effective June 1, 1993 in compliance with the April 22, 1993 order;

               WHEREAS, Customer is also a customer of CNG; and

               WHEREAS, CNG, in compliance with Order No. 636 and Federal Energy Regulatory Commission orders issued in Docket No. RS92-21, is assigning its firm service rights on Pipeline directly to its customers; and

               WHEREAS, Customer's service rights hereunder are part of CNG's service rights being assigned to its customers; and

               WHEREAS, Pipeline and Customer now desire to enter into this Service Agreement to reflect the assignment of CNG's service rights to Customer;

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do covenant and agree as follows:


                                      ARTICLE I

                                  SCOPE OF AGREEMENT

               Subject to the terms, conditions and limitations hereof, of Pipeline's Rate Schedule CDS, and of the General Terms and
          Conditions,   transportation  service  hereunder  will  be  firm.
          Subject to the terms, conditions and limitations hereof and of Sections 2.3 and 2.4 of Pipeline's Rate Schedule CDS, Pipeline


          shall deliver to those points on Pipeline's system as specified in Article IV herein or available to Customer pursuant to Section 14 of the General Terms and Conditions (hereinafter referred to as Point(s) of Delivery), for Customer's account, as requested for any day, natural gas quantities up to Customer's MDQ. Customer's MDQ is as follows:

                    Maximum Daily Quantity (MDQ)  3,603 dth

               Subject to variances as may be permitted by Sections 2.4 of Rate Schedule CDS or the General Terms and Conditions, Customer shall deliver to Pipeline and Pipeline shall receive, for Customer's account, at those points on Pipeline's system as specified in Article IV herein or available to Customer pursuant to Section 14 of the General Terms and Conditions (hereinafter referred to as Point(s) of Receipt) daily quantities of gas equal to the daily quantities delivered to Customer pursuant to this Service Agreement up to Customer's MDQ, plus Applicable Shrinkage as specified in the General Terms and Conditions.

               Pipeline shall not be obligated to, but may at its discretion, receive at any Point of Receipt on any day a quantity of gas in excess of the applicable Maximum Daily Receipt
          Obligation (MDRO), plus Applicable Shrinkage, but shall not receive in the aggregate at all Points of Receipt on any day a quantity of gas in excess of the applicable MDQ, plus Applicable Shrinkage. Pipeline shall not be obligated to, but may at its discretion, deliver at any Point of Delivery on any day a quantity of gas in excess of the applicable Maximum Daily Delivery Obligation (MDDO), but shall not deliver in the aggregate at all Points of Delivery on any day a quantity of gas in excess of the MDQ.

               In addition to the MDQ and subject to the terms, conditions and limitations hereof, Rate Schedule CDS and the General Terms and Conditions, Pipeline shall deliver within the Access Area under this and all other service agreements under Rate Schedules CDS, FT-l, and/or SCT, quantities up to Customer's Operational Segment Capacity Entitlements, excluding those Operational Segment Capacity Entitlements scheduled to meet Customer's MDQ, for Customer's account, as requested on any day.


                                      ARTICLE II

                                  TERM OF AGREEMENT

               The term of this Service Agreement shall commence on October 1, 1993 and shall continue in force and effect until 10/31/1999 and year to year thereafter unless this Service
          Agreement is  terminated as  hereinafter provided.   This Service
          Agreement may be terminated by either Pipeline or Customer upon five (5) years prior written notice to the other specifying a termination date of any year occurring on or after the expiration of the primary term. Subject to Section 22 of Pipeline's General
          Terms and Conditions and without prejudice to such rights, this Service Agreement may be terminated at any time by Pipeline in the event Customer fails to pay part or all of the amount of any bill for service hereunder and such failure continues for thirty
          (30) days after  payment is due; provided,  Pipeline gives thirty


          (30) days prior written notice to Customer of such termination and provided further such termination shall not be effective if, prior to the date of termination, Customer either pays such outstanding bill or furnishes a good and sufficient surety bond guaranteeing payment to Pipeline of such outstanding bill.

               THE TERMINATION OF THIS SERVICE AGREEMENT WITH A FIXED CONTRACT TERM OR THE PROVISION OF A TERMINATION NOTICE BY CUSTOMER TRIGGERS PREGRANTED ABANDONMENT UNDER SECTION 7 OF THE NATURAL GAS ACT AS OF THE EFFECTIVE DATE OF THE TERMINATION. PROVISION OF A TERMINATION NOTICE BY PIPELINE ALSO TRIGGERS CUSTOMER'S RIGHT OF FIRST REFUSAL UNDER SECTION 3.13 OF THE GENERAL TERMS AND CONDITIONS ON THE EFFECTIVE DATE OF THE TERMINATION.

               Any portions of this Service Agreement necessary to correct or cash-out imbalances under this Service Agreement as required by the General Terms and Conditions of Pipeline's FERC Gas
          Tariff, Volume No. 1, shall survive the other parts of this Service Agreement until such time as such balancing has been accomplished.


                                     ARTICLE III

                                    RATE SCHEDULE

               This service Agreement in all respects shall be and remain subject to the applicable provisions of Rate Schedule CDS and of the General Terms and Conditions of Pipeline's FERC Gas Tariff on file with the Federal Energy Regulatory Commission, all of which are by this reference made a part hereof.

               Customer shall pay Pipeline, for all services rendered hereunder and for the availability of such service in the period stated, the applicable prices established under Pipeline's Rate Schedule CDS as filed with the Federal Energy Regulatory Commission, and as same may hereafter be legally amended or superseded.

               Customer agrees that Pipeline shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges applicable to service pursuant to Pipeline's Rate Schedule CDS, (b) Pipeline's Rate Schedule CDS pursuant to which service hereunder is rendered or (c) any provision of the General Terms and Conditions applicable to Rate Schedule CDS. Notwithstanding the foregoing, Customer does not agree that Pipeline shall have the unilateral right without the consent of Customer subsequent to the execution of this Service Agreement and Pipeline shall not have the right during the effectiveness of this Service Agreement to make any filings pursuant to Section 4 of the Natural Gas Act to change the MDQ specified in Article I, to change the term of the agreement as specified in Article II, to change Point(s) of
          Receipt specified in Article IV, to change the Point(s) of Delivery specified in Article IV, or to change the firm character
          of the service hereunder.     Pipeline  agrees that  Customer may
          protest or contest the aforementioned filings, and Customer does not waive any rights it may have with respect to such filings.

                                      ARTICLE IV

                    POINT(S) OF RECEIPT AND POINT(S) OF DELIVERY

               The Point(s) of Receipt and Point(s) of Delivery at which Pipeline shall receive and deliver gas, respectively, shall be specified in Exhibit(s) A and B of the executed service agreement. Customer's Zone Boundary Entry Quantity and Zone Boundary Exit Quantity for each of Pipeline's zones shall be specified in Exhibit C of the executed service agreement.

               Exhibit(s) A, B and C are hereby incorporated as part of this Service Agreement for all intents and purposes as if fully copied and set forth herein at length.


                                      ARTICLE V

                                       QUALITY

               All natural gas tendered  to Pipeline for Customer's account shall conform to the quality specifications set forth in Section 5 of Pipeline's General Terms and Conditions. Customer agrees that in the event Customer tenders for service hereunder and Pipeline agrees to accept natural gas which does not comply with Pipeline's quality specifications, as expressly provided for in
          Section 5 of Pipeline's General Terms and Conditions, Customer shall pay all costs associated with processing of such gas as necessary to comply with such quality specifications. Customer shall execute or cause its supplier to execute, if such supplier has retained processing rights to the gas delivered to Customer, the appropriate agreements prior to the commencement of service for the transportation and processing of any liquefiable hydrocarbons and any PVR quantities associated with the processing of gas received by Pipeline at the Point(s) of Receipt under such Customer's service agreement. In addition, subject to the execution of appropriate agreements, Pipeline is willing to transport liquids associated with the gas produced and tendered for transportation hereunder.


                                      ARTICLE VI

                                      ADDRESSES

               Except as herein otherwise provided or as provided in the General Terms and Conditions of Pipeline's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Service Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be considered as duly delivered when mailed by registered, certified, or regular mail to the post office address of the parties hereto, as the case may be, as follows:

               (a) Pipeline:       TEXAS EASTERN TRANSMISSION CORPORATION
                                   5400 Westheimer Court
                                   Houston, TX 77056-5310


               (b) Customer:       ELIZABETHTOWN GAS COMPANY
                                   1085 MORRIS AVENUE
                                   UNION, NJ 07083

          or such other address as either party shall designate by formal written notice.


                                     ARTICLE VII

                                     ASSIGNMENTS

               Any  Company which  shall  succeed by  purchase, merger,  or consolidation to the properties, substantially as an entirety, of Customer, or of Pipeline, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Service Agreement; and either Customer or Pipeline may assign or pledge this Service Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment, receivable sale, or similar instrument which it has executed or may execute hereafter;
          otherwise, neither Customer nor Pipeline shall assign this Service Agreement or any of its rights hereunder unless it first shall have obtained the consent thereto in writing of the other; provided further, however, that neither Customer nor Pipeline shall be released from its obligations hereunder without the consent of the other. In addition, Customer may assign its rights to capacity pursuant to Section 3.14 of the General Terms and Conditions. To the extent Customer so desires, when it releases capacity pursuant to Section 3.14 of the General Terms and Conditions, Customer may require privity between Customer and the Replacement Customer, as further provided in the applicable Capacity Release Umbrella Agreement.


                                     ARTICLE VIII

                                    INTERPRETATION

               The interpretation and performance of this Service Agreement shall be in accordance with the laws of the State of Texas without recourse to the law governing conflict of laws.

               This Service Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, State and Federal, and to all valid present and future orders, rules, and regulations of duly constituted authorities having jurisdiction.


                                      ARTICLE IX

                          CANCELLATION OF PRIOR CONTRACT(S)

               This Service Agreement supersedes and cancels, as of the effective date of this Service Agreement, the contract(s) between the parties hereto as described below:

                                        NONE


               IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be signed by their respective Presidents, Vice Presidents or other duly authorized agents and their respec-tive corporate seals to be hereto affixed and attested by their respective Secretaries or Assistant Secretaries, the day and year first above written.

                                   TEXAS EASTERN TRANSMISSION CORPORATION

                                   By  /S/ Diane T. Tom
                                        Vice President

          ATTEST:

          /S/ Robert W. Reed
              Secretary

                                        ELIZABETHTOWN GAS COMPANY

                                        By  /S/ Thomas E. Smith
                                             VICE PRESIDENT
                                             SUPPLY AND PLANNING
          ATTEST:

          /S/ Kenneth G. Ward
              Assistant Secretary